EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT is made and entered into effective November 14, 1997, between HEALTHCARE CAPITAL CORP., an Alberta, Canada corporation ("Corporation"), and RANDALL E. DRULLINGER ("Executive").

                                    RECITALS

         A. Executive is currently Vice President of Marketing of Corporation. Executive is an innovative, highly experienced, and knowledgeable executive whose creativity, expertise, and effort have been instrumental in the development of the business and growth of Corporation.

         B. Corporation recognizes that the future growth, profitability, and success of the business of Corporation and its subsidiaries require, and will be substantially and materially advanced by, the continued employment of Executive. Corporation desires, therefore, to secure for Corporation and its affiliates the continued benefit of Executive's experience, ability, and leadership. In order to retain the services of Executive and to maximize the period of his continued availability, and in recognition of his continuing contribution to Corporation's success, Corporation desires to offer Executive the compensation, amenities, and other benefits that executives of comparable experience and ability generally receive.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

         1. DEFINITIONS. As used in this Agreement, the following terms have the meanings set forth in this Section 1:

         "AFFILIATE" - Any person, firm, corporation, association, organization, or unincorporated trade or business that, now or hereinafter, directly or indirectly, controls, is controlled by, or is under common control with Corporation.

         "BOARD" - The board of directors of Corporation.

         "CAUSE" - Cause for termination of employment means:

         (i) A material act of fraud or dishonesty by Executive within the course of performing his duties for Corporation or its Affiliates;

         (ii) Gross negligence or intentional misconduct by Executive in performing material duties for Corporation or its Affiliates, or unjustifiable

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    neglect  by  Executive  of  the  performance  of  material  duties  for
    Corporation or its Affiliates;

         (iii) Commission of an act (or failure to take an action) intentionally against the interest of Corporation or its Affiliates that causes Corporation or an Affiliate material injury; or

         (iv) An act of serious moral turpitude that causes Corporation or an Affiliate material injury.

Notwithstanding the foregoing, Executive will not be deemed to have been terminated for Cause unless and until there has been delivered to Executive a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board (excluding Executive if at the time he is member of the Board), at a meeting of the Board called and held for that purpose, finding that, in the good faith opinion of the Board, Executive was guilty of conduct constituting Cause as defined in this Agreement and specifying the particulars thereof in detail. Executive must have been given reasonable notice of such meeting and Executive, together with his counsel, must have been given an opportunity to be heard before the Board at the meeting. This provision will not be deemed to restrict the authority, discretion, or power of the Board, by any action taken in compliance with Corporation's articles of incorporation and bylaws, to remove Executive as an officer or director of Corporation, with or without Cause. Rather, the foregoing provisions merely define, for purposes of Executive's contractual rights and remedies under this Agreement, the circumstances in which termination of Executive's employment will constitute termination for Cause.

         "CHANGE IN CONTROL" - A change in control of Corporation means:

         (i) The acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50 percent or more of the combined voting power of the then outstanding Voting Securities; provided, however, that for purposes of this paragraph (i), the following acquisitions will not constitute a Change of Control: (A) any acquisition directly from Corporation, (B) any acquisition by Corporation, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Corporation or any corporation controlled by Corporation, (D) any acquisition by Warburg, Pincus Ventures, L.P. ("WPV") or by any Person that, now or hereinafter, directly or indirectly controls, is controlled by, is under common control with, or is otherwise an affiliate of, WPV, or (E) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B), and (C) of paragraph (iii) below; or

         (ii) individuals who, as of the date of this Agreement, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming

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    a director subsequent to the date of this Agreement whose election,  or nomination for election by Corporation's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

         (iii) consummation of a reorganization, merger, or consolidation or sale or other disposition of all or substantially all of the assets of Corporation (a "Business Combination") in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners of the Voting Securities outstanding immediately prior to such Business
    Combination beneficially own, directly or indirectly, more than 50 percent of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns Corporation or all or substantially all of Corporation's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Voting Securities, (B) no Person (excluding any employee benefit plan (or related trust) of Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 50 percent or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination.

         "COMPETITIVE ENTITY" - A Person, firm, or entity engaged in the national or regional (in the United States or Canada) retail provision of audiology services and/or dispensing of hearing aids.

         "DISABILITY" OR "DISABLED" - Inability to perform duties with Corporation on a full-time basis by reason of "Total Disability" within the meaning of Corporation's Group Long Term Disability Insurance Plan or any successor plan or program maintained by Corporation. In the event Corporation no longer maintains a similar plan or program,

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Disability  or Disabled  means  inability to engage in any  substantial  gainful activity by reason of any medically determinable physical or mental impairment.

         "EFFECTIVE DATE" - December 24, 1997.

         "EXCESS PARACHUTE PAYMENT" - Has the meaning given in Section 280G(b) of the Code.

         "EXCHANGE ACT" - The Securities Exchange Act of 1934, as amended.

         "EXCISE TAX" - A tax imposed by Section 4999(a) of the Code, or any successor provision, with respect to an Excess Parachute Payment.

         "GOOD REASON" - For all purposes of this Agreement, termination by Executive of his employment with Corporation during the Employment Term for "Good Reason" means termination based on any of the following:

         (a) A change in Executive's status or position or positions with Corporation that represents a material demotion from Executive's status or position or positions as of the date of this Agreement or a material change in Executive's duties or responsibilities that is inconsistent with such status or position or positions;

         (b) A reduction by Corporation in Executive's Base Salary (as in effect on the date of this Agreement or as increased at any time during the Term of this Agreement);

         (c) The failure of Corporation to continue Executive's participation (on terms comparable to those for other key executives of Corporation) in any Plans and vacation programs or arrangements in which other key executives of Corporation are participants (unless such failure to continue is caused by an action or status of Executive); or

         (d) Corporation's requiring Executive to be based more than 35 miles from Corporation's principal executive office, except for required travel on Corporation's business to an extent substantially consistent with Executive's business travel obligations as of the date of this Agreement.

         "OTHER AGREEMENT" - A plan, arrangement, or agreement pursuant to which an Other Payment is made.

         "OTHER PAYMENT" - Any payment or benefit payable to Executive in connection with a Change in Control of Corporation pursuant to any plan, arrangement, or agreement (other than this Agreement) with Corporation, any person whose actions result in a change in control of Corporation, or any person affiliated with Corporation or such person.

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         "OUTSIDE TAX COUNSEL" - Outside tax counsel selected by Corporation and reasonably acceptable to Executive.

         "PARACHUTE PAYMENT" - A payment or benefit payable to Executive in connection with a Change in Control of Corporation that is treated as a parachute payment within the meaning of Code Section 280G(b)(2).

         "PERSON" - Any individual, corporation, partnership, limited liability company, group, association, or other "person," as such term is used in Section 13(d)(3) or Section 14(d) of the Exchange Act, other than Corporation or any employee benefit plan or plans sponsored by Corporation.

         "PLAN" - Any compensation plan such as a plan providing for incentive or deferred compensation, stock options or other stock or stock-related grants or awards, or any employee benefit plan such as a thrift, investment, savings, pension, profit sharing, medical, disability, accident, life insurance, cafeteria, or relocation plan or any other plan, policy, or program of Corporation providing similar types of benefits to employees of Corporation.

         "SEVERANCE PAYMENTS" - The severance payments described in Section 5.4 of this Agreement.

         "TERM" - The period from the Effective Date through December 24, 2001; provided, however, that the Term will automatically be extended to December 24, 2002 (and thereafter will be similarly extended in additional one-year extensions) unless, on or before June 30, 2001 (or, if the term has been extended, June 30 of the last year of the Term), either Corporation or Executive gives written notice of non-extension of the Term.

         "TERMINATION BENEFITS" - The payments and benefits described in Section 5 of this Agreement.

         "TERMINATION DATE" - The date Executive's employment with Corporation is terminated for any reason by Corporation or by Executive.

         "TOTAL PAYMENTS" - All payments or benefits payable to Executive in connection with a Change in Control of Corporation, including Severance Payments and Other Payments.

         "VOTING SECURITIES" - Corporation's issued and outstanding securities ordinarily having the right to vote at elections of Corporation's Board.

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         2.  EMPLOYMENT.  Corporation  hereby  agrees to employ  Executive,  and
Executive hereby accepts employment with Corporation, during the Term of this Agreement on the terms and conditions set forth in this Agreement. Corporation's agreement to employ Executive is subject to the reservations provided in the definition of "Cause" in Section 1 and in Section 3.3.

         3. EXECUTIVE DUTIES.

         3.1 Position and Duties. Executive agrees to render services to Corporation as Vice President of Marketing of Corporation and as an executive officer of such of Corporation's Affiliates as the parties to this Agreement mutually agree, including Affiliates that may be formed or acquired subsequent to the Effective Date. As Vice President of Marketing of Corporation, Executive will have responsibility for all marketing matters affecting Corporation's business and will have such executive and managerial duties as Corporation's Chief Executive Officer or President prescribes from time to time.

         3.2 Exclusive Employment. Executive agrees that during the Term of this
Agreement:

         (a) Executive will devote substantially all his regular business time solely and exclusively to the business of Corporation, whether such business is operated directly by Corporation or through one or more Affiliates of Corporation;

         (b) Executive will diligently carry out his responsibilities under this Agreement;

         (c) Executive will not, directly or indirectly, without the prior approval of the Board, provide services on behalf of any Competitive Entity or on behalf of any subsidiary or affiliate of any such Competitive Entity, as an employee, consultant, independent contractor, agent, sole proprietor, partner, member, joint venturer, corporate officer, or director;

         (d) Executive will not acquire by reason of purchase the ownership of more than 1 percent of the outstanding equity interest in any Competitive Entity; and

         (e) Except as expressly set forth above, Executive may engage in personal business and investment activities.

         3.3 Corporation Reserved Rights. Corporation reserves, on its own behalf and on behalf of its shareholders, the right to elect, from time to time, any person to its Board, to appoint any person as an officer of Corporation, and to remove any officer or director, including Executive, in any manner and upon the basis or bases presently or subsequently provided for by its articles of incorporation and bylaws. Nothing in this

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Agreement  will be  deemed  to  constitute  any  restriction  on the  authority, discretion, or power of the Board, but rather will only give Executive contractual rights and remedies.

         3.4 Nondisclosure. During and after the Term of this Agreement, Executive agrees not to disclose to any persons with interests adverse or potentially adverse to Corporation (other than an employee or agent of Corporation or any Affiliate entitled to receive such information) confidential information relating to the business of Corporation or any Affiliate and obtained by Executive while providing services to Corporation or any Affiliate without the consent of the Board, or until the information ceases to be confidential. Notwithstanding the foregoing, Executive will not be precluded from making disclosures respecting Corporation or any Affiliate where the disclosures are made pursuant to compulsory legal process or when otherwise required by an appropriate government agency.

         4. COMPENSATION AND BENEFITS.

         4.1 Base Salary. As compensation for the performance of Executive's services hereunder, inclusive of services as an officer and director of Corporation's Affiliates, Corporation will pay to Executive in accordance with its normal payroll practices an annual salary (the "Base Salary") of $104,000 per year, subject to such increases (but not decreases) as are determined from time to time by the Board, or a compensation committee designated by the Board.

         4.2 Annual Bonus. During the Term of this Agreement, Executive will be eligible to receive an incentive bonus for each fiscal year (beginning with the fiscal year ending July 31, 1998) (an "Annual Bonus") in an amount (as determined by the Board) up to 50 percent of Executive's Base Salary for such fiscal year. The Annual Bonus for each fiscal year will be payable no later than 120 days following the end of each fiscal year.

         4.3 Stock Options

         4.3.1 Option Limitations. Corporation's common stock is traded on the Alberta Stock Exchange ("ASE"). The rules of the ASE limit the number of shares of Corporation's common stock with respect to which its listed companies may grant stock options. Corporation has granted options up to the maximum permitted under such rules. Corporation intends to apply for listing on the American Stock Exchange ("AMEX") when it is able to meet the listing requirements for the AMEX. At such time as Corporation obtains an AMEX listing, it will be permitted to grant additional stock options.

         4.3.2 Option Awards. At such time as Corporation is permitted to grant additional options, Corporation will immediately grant Executive nonqualified stock option awards (the "Options") under Corporation's Stock Award Plan for the following number of shares of Corporation's common stock with the following option exercise prices:

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                                                Per Share
          Group           No. Shares       Option Exercise Price(1)
          -----           ----------       ------------------------
            1              220,000                 US $1.35
            2               80,000                 US $2.00
            3              100,000                 US $2.40

The Options will have the following additional features:

         o The number of shares subject to the Options and the respective option exercise prices will be adjusted to reflect any reverse stock split or other similar restructuring of Corporation's common stock;

         o The effective date of the option grants (the "Grant Date") will be the date the Board takes action to grant the Options;

         o The Options will have a term of the shorter of (a) the maximum term allowable under the rules of the principal stock exchange or market system on which shares of Corporation's common stock are traded on the Grant Date or (b) 10 years, commencing on the Grant Date;

         o The Options of each group will become exercisable over four years at 25 percent per year as follows, based on the anniversaries of the Grant Date:

                                              Cumulative
                 Anniversary of               Percentage
                   Grant Date                 Exercisable
                 --------------               -----------

                 Prior to First                    0%
                 First                            25%
                 Second                           50%
                 Third                            75%
                 Fourth                          100%

         o The Options will become immediately and fully exercisable in the event that, within one year following a Change in Control of Corporation, Executive is terminated without Cause or one of the events described in the definition of Good Reason in Section 1 of this
    Agreement occurs (provided, however, that for this purpose, an acquisition of more than 50 percent of the

--------
(1) The option exercise prices will be the greater of the fair market value of a share of common stock on the Grant Date or the minimum prices shown in the table so that the grant of the Options will not result in any direct charge to Corporation's reported earnings.

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    Voting  Securities  by WPV, or any person that  directly or  indirectly controls, is controlled by, is under common control with, or is otherwise affiliated with WPV, will constitute a Change in Control);

         o Corporation agrees to register the shares subject to the Option;

         o The Option will be governed by an Award Agreement as approved by the Board; and

         o Vested Options will remain exercisable for 90 days after termination of employment or, in the case of termination due to death or Disability, for one year.

         4.4 Other Benefits. During the Term of this Agreement, Executive will be entitled to participate in all Plans (including Plans adopted following the Effective Date) covering Corporation's key executive and managerial employees (as described in Corporation's employee manual as amended from time to time) including, without limitation, Plans providing medical, disability, and life insurance benefits, and vacation pay. In addition Corporation will pay up to $500 per calendar month during the Term of this Agreement for lease of an automobile for Executive's use (subject to normal Corporation policies regarding accounting for personal use of such automobile).

         4.5 Expenses. Executive is authorized to incur on behalf of Corporation, and Corporation will directly pay or will fully reimburse Executive for all customary and reasonable out-of-pocket expenses incurred for promoting, pursuing, or otherwise furthering the business of Corporation or its affiliates.

         5. TERMINATION OF AGREEMENT.

         5.1 Death. If Executive dies prior to the expiration of the Term of this Agreement, Corporation will pay to Executive's representative his Base Salary through the date of death. All benefits, including death benefits, to which Executive is then entitled under Plans in which Executive is a participant will be payable as provided in those Plans. This Agreement will terminate as of the date of death and Corporation will have no further obligations to Executive under this Agreement.

         5.2 Disability. In the event Executive becomes Disabled during the Term, the Agreement will remain in effect and Executive will be entitled to continue to receive the compensation and benefits described in Section 4 until the expiration of the Term with the following modifications:

         (a) The Annual Bonus, if any, that otherwise would be earned by Executive for the year in which his employment is terminated by reason of Disability (the "Disability Year") will be prorated based on the number of days before and after the Termination Date;

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         (b)  Executive  will not be entitled to any Annual Bonus for years following the Disability Year; and

         (c) The amounts otherwise payable to Executive as Base Salary following the Termination Date will be reduced by the amount, if any, of benefits paid to Executive under Corporation's Group Long Term Disability Insurance Plan. To the extent allowable under applicable law and other Corporation Plans, Executive will be treated as an employee of Corporation during the period after the Termination Date and through the end of the Term for purposes of this Agreement and the Plans in which Executive is a participant.

         5.3 Termination for Cause or Voluntary Termination Without Good Reason. Pending the determination by the Board whether or not Cause exists for termination of Executive's employment pursuant to the definition of Cause in
Section 1, the Board may suspend Executive or relieve Executive of his duties as an officer, but may not terminate Executive's employment. Upon such determination that Cause exists, Corporation may terminate Executive's employment. If Corporation terminates Executive's employment for Cause or Executive terminates employment other than for Good Reason, Corporation will pay Executive his Base Salary through the effective date of such termination and, only if Corporation elects, additional compensation equal to one-half of Executive's Base Salary for the period during which Executive is obligated not to compete pursuant to Section 5.7 of this Agreement. This Agreement will terminate as of the Termination Date, and Corporation will have no further obligations to Executive under this Agreement. All accrued benefits to which Executive is then entitled under Plans in which he is a participant will be payable as provided in those Plans.

         5.4 Termination Without Cause or With Good Reason. If Executive's employment with Corporation is terminated (other than for Disability or upon Executive's death) by Corporation without Cause or by Executive with Good Reason, Corporation will pay Executive the following amounts ("Severance Payments"):

         (a) Executive's Base Salary through the Termination Date; and

         (b) In lieu of any further salary payments to Executive for periods subsequent to the Termination Date, an amount of severance pay equal to Executive's Base Salary (payable in 12 substantially equal monthly installments commencing on the first day of the first calendar month beginning after the Termination Date).

         5.5 Related Benefits. Except in connection with Executive's death or Termination by Corporation for Cause or Disability or by voluntary Termination by Executive without Good Reason, Corporation will retain in full force and effect for the continued benefit of Executive for one year after the Termination Date all Plans in which Executive was entitled to participate immediately prior to the Termination Date, provided

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that Executive's  continuedparticipation is possible under the general terms and provisions of such Plans; provided, however, that if the participation by Executive in any Plan is barred by the provisions of such Plan, Corporation will arrange to provide Executive with benefits substantially similar to those to which Executive is entitled to receive under such Plan (provided, however, that the cost of such benefits does not exceed 125 percent of the prevailing cost of similar benefits under Corporation's Plans).

         5.6 No Mitigation. Executive will not be required to mitigate the amount of any payment provided for in this Section 5 by seeking other employment or otherwise. However, except in the case of a termination of Executive without Cause or with Good Reason within one year following a Change in Control of Corporation, the amount of any payment or related benefit provided for in this
Section 5 will be reduced by any compensation earned or related benefit received by Executive as a result of either employment by another employer or self-employment after the Termination Date. Executive agrees to provide Corporation with any information reasonably necessary to determine the amount of such reduction.

         5.7 Noncompetition Following Termination. Executive acknowledges that the agreements and covenants contained in this Section 5.7 are essential to protect the value of Corporation's business and assets and that, by his current employment with Corporation and its subsidiaries, Executive has obtained and will obtain such knowledge, contacts, know-how, training and experience, and that such knowledge, contacts, know-how, training and experience could be used to the substantial advantage of a Competitive Entity and to Corporation's substantial detriment. Therefore Executive agrees that:

         (a) In the event Executive's employment is terminated (whether by Corporation or by Executive) for any reason before the expiration of the Term, Executive will not, for a period of two years from the Termination Date, participate (as an owner, employee, officer, partner, member, shareholder, director, consultant, or otherwise) in any
    Competitive Entity. The benefits payable under this Agreement, including without limitation Corporation's obligation to pay Severance Benefits pursuant to Section 5.4 of this Agreement, and, if Corporation so elects, the additional compensation provided in Section 5.3 of this Agreement, are in consideration of Executive's performance of the covenants in this Section 5.7.

         (b) Executive acknowledges that pursuant to the terms of this Agreement, he is receiving a "bona fide advancement" in terms of his employment with Corporation within the meaning of ORS 653.295. Executive further acknowledges that he is receiving consideration under this Agreement in addition to such consideration as to which he would be entitled in the absence of this Agreement, and he acknowledges that his agreement to the provisions of this Section 5.7 is a necessary condition for Corporation to enter into this Agreement and pay the consideration provided for in this Agreement.

         (c) Executive acknowledges that Corporation's remedy at law for a breach by him of the provisions of this Section 5.7 will be inadequate. Accordingly, in the event of the breach or threatened breach by Executive of any provision of this Section 5.7, Corporation will be entitled to injunctive relief in addition to any Other remedy it may have. If any of the provisions of, or covenants contained in, this
    Section 5.7 are hereafter construed to be invalid or unenforceable in any jurisdiction, the same will not affect the remainder of the provisions or the enforceability thereof in any other jurisdiction, which will be given full effect, without regard to the invalidity or unenforceability in such other jurisdiction. If any of the provisions of, or covenants contained in, this Section 5.7 are held to be unenforceable in any jurisdiction because of the duration or geographical scope of such provision or covenant, Executive and Corporation agree that the court making such determination will have the power to reduce the duration or geographical scope of such provision or covenant and that, in its reduced form, such provision or covenant will be enforceable; provided, however, that the determination of such court will not affect the enforceability of this Section 5.7 in any other jurisdiction.

         6. EFFECT OF CHANGE IN CONTROL.

         6.1 Treatment of Severance Benefits. The Severance Benefits payable under Section 5.4 of this Agreement are not conditioned upon a Change in Control of Corporation but are payable upon any termination described in that Section, whether or not a Change in Control has occurred. Thus, it is the parties' mutual intention that the Severance Benefits are not to be treated as Total Payments. In the event a termination of employment that would otherwise be governed by
Section 5.4 occurs following a Change in Control and the Severance Payments are deemed to be Total Payments, the Severance Payments will be reduced pursuant to
Section 6.2.

         6.2 Reduction in Severance Payments to Avoid Excess Parachute Tax Payments.

         6.2.1 Reduction. In the event that any portion of the Total Payments received by Executive in connection with a Change in Control of Corporation would constitute an Excess Parachute Payment that is subject to an Excise Tax, the Severance Payments otherwise payable under Section 5.4 will be reduced to the extent necessary to avoid such Excess Tax, until either (i) no portion of the Total Payments are subject to such Excise Tax or (ii) the Severance Payments are reduced to zero.

         6.2.2 Application. For purposes of this limitation:

         (a) No portion of the Total Payments, the receipts or enjoyment of which Executive has effectively waived in writing prior to the date of payment of the Severance Payments, will be taken into account;

         (b) No portion of the Total Payments will be taken into account which, in the opinion of Outside Tax Counsel, does not constitute a Parachute Payment;

         (c) If Executive and Corporation disagree whether any payment of Severance Payments will result in an Excise Tax, the matter will be conclusively resolved by an opinion of Outside Tax Counsel;

         (d) Executive agrees to provide Outside Tax Counsel with all financial information necessary to determine the after-tax consequences of payments of Severance Payments for purposes of determining whether, or to what extent, Severance Payments are to be reduced pursuant to this Section 6.2.

         (e) The Severance Payments will be reduced only to the extent necessary so that the Total Payments (other than those referred to in Section 6.2.2(a) or 6.2.2(b)) in their entirety constitute, in the opinion of Tax Counsel, reasonable compensation for services actually rendered within the meaning of Section 280G(b)(4) of the Code; and

         (f) The value of any noncash benefit or any deferred payment or benefit included in the Total Payments, and whether or not all or a portion of any payment or benefit is a Parachute Payment for purposes of Section 6.2.2(b), will be determined by Corporation's independent accountants in accordance with the principles of Section 280(G)(d)(3) and (4) of the Code.

         6.2.3 Effect on Other Agreements. In the event that any Other Agreement has a provision that requires a reduction in the Other Payment governed by such Other Agreement to avoid or eliminate an Excess Parachute Payment, the reduction in Severance Payments pursuant to this Section 6.2 will be given effect before any reduction in the Other Payment pursuant to the Other Agreement. To the extent possible, Corporation and Executive agree that reductions in benefits under any Plan will be reduced in the following order of priority:

         (i) Severance Payments under this Agreement;

         (ii) Plan benefit continuation; and

         (iii) The acceleration in the exercisability of any stock option or other stock related award granted to Executive by Corporation.

         7. SUCCESSORS; BINDING EFFECT.

         7.1 Corporation. This Agreement will inure to the benefit of, and be binding upon, any corporate or other successor or assignee of Corporation that acquires, directly or indirectly, by merger, consolidation or purchase, or otherwise, all or substantially all the business or assets of Corporation. Corporation will require any such successor, by an agreement in form and substance reasonably satisfactory to Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent as Corporation would be required to perform if no such succession had taken place.

         7.2 Executive. This Agreement will inure to the benefit of and be enforceable by Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees, and legatees. If Executive should die while any amount would still be payable to Executive hereunder if Executive had continued to live, all such amounts, unless otherwise provided herein, will be paid in accordance with the terms of this Agreement to Executive's devisee, legatee, or other designee or, if there is no such designee, to Executive's estate.

         8. WAIVER AND MODIFICATION. Any waiver, alteration, or modification of any of the terms of this Agreement will be valid only if made in writing and signed by the parties to this Agreement. No waiver by either of the parties of its rights under this Agreement will be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless the waiver specifically states that it is to be construed as a continuing waiver.

         9. GOVERNING LAW; SEVERABILITY. The validity, interpretation, construction, and performance of this Agreement will be governed by and construed in accordance with the laws of the state of Oregon. Any provision of this Agreement that is prohibited or unenforceable will be ineffective only to the extent of that prohibition or unenforceability without invalidating the remaining provisions of this Agreement.

         10. NOTICES. For the purposes of this Agreement, notices and all communications provided for in this Agreement must be in writing and will be deemed to have been given upon the earlier of (i) personal delivery or (ii) three business days after being mailed by United States registered mail, return receipt requested, with postage prepaid, addressed to the respective party at the address set forth below (or to such other address as either party may have furnished to the other in writing in accordance with this Section 9, except that notices of change of address will be effective only upon receipt):

         To Corporation:                HealthCare Capital Corp.
                                        111 S.W. Fifth Avenue
                                        Suite 2390
                                        Portland, Oregon 97204
                                        Attn: Brandon M. Dawson

         To Executive:                  Randall E. Drullinger
                                        14134 S.W. Warbler Place
                                        Portland, Oregon 97236

         11. HEADINGS. Headings herein are for convenience only, are not a part of this Agreement, and are not to be used in construing this Agreement.

         12. ARBITRATION. Any dispute or claim that arises out of or that relates to this Agreement or to the interpretation, breach, or enforcement of this Agreement, must be resolved by mandatory arbitration in accordance with the then effective arbitration rules of Arbitration Service of Portland, Inc., and any judgment upon the award rendered pursuant to such arbitration may be entered in any court having jurisdiction thereof.

         13. ATTORNEYS' FEES. In the event of any suit or action or arbitration proceeding to enforce or interpret any provision of this Agreement (or which is based on this Agreement), the prevailing party will be entitled to recover, in addition to other costs, reasonable attorneys' fees in connection with such suit, action, arbitration, and in any appeal. The determination of who is the prevailing party and the amount of reasonable attorneys' fees to be paid to the prevailing party will be decided by the arbitrator or arbitrators (with respect to attorneys' fees incurred prior to and during the arbitration proceedings) and by the court or courts, including any appellate courts, in which the matter is tried, heard, or decided, including the court which hears any exceptions made to an arbitration award submitted to it for confirmation as a judgment (with respect to attorneys' fees incurred in such confirmation proceedings).

         14. EFFECT OF TERMINATION OF AGREEMENT. If this Agreement is terminated, all rights and benefits that have become vested hereunder prior to termination will remain in full force and effect, and the termination of the Agreement will not be construed as relieving any party from the performance of any accrued obligation incurred to the other under this Agreement.

         15. ENTIRE AGREEMENT. This Agreement constitutes and embodies the entire understanding and agreement of the parties hereto relating to the matters addressed in this Agreement. Except as otherwise provided in this Agreement, there are no other agreements or understandings, written or oral, in effect between the parties relating to the matters addressed herein.

         IN WITNESS WHEREOF, the parties hereto have entered into this Agreement effective as of the Effective Date.

Corporation:                    HEALTHCARE CAPITAL CORP.



                                By /s/ Brandon M. Dawson



EXECUTIVE:                      /s/ Randall E. Drullinger
                                Randall E. Drullinger